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                                                                   EXHIBIT 10.13

                             SHAREHOLDERS AGREEMENT


         This SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of January 25, 2000, is by and among MigraTEC, Inc., a Florida corporation (the "Company"), and MT Partners, L.P., a Texas limited partnership ("Cardinal"), and Mercury Fund No. 1, Ltd., a Texas limited partnership ("Mercury;" Cardinal and Mercury are individually referred to herein as an "Investor Shareholder" and, collectively, as the "Investor Shareholders"), and Curtis Overstreet, Joe Meredith, Rick Johnson and Mark C. Myers (individually, a "Management Shareholder" and, collectively, the "Management Shareholders") (all individually a "Shareholder" and, collectively as the "Shareholders") with respect to all of the issued and outstanding shares of Common Stock, no par value per share (the "Common Stock"), and Convertible Preferred Stock, Series A, $0.01 par value per share (the "Series A Preferred Stock"), of the Company, presently or hereafter owned by each of the Shareholders (collectively, the "Shares").

                              W I T N E S S E T H:

         WHEREAS, the Company has entered into a Note and Warrant Purchase Agreement (the "Note Purchase Agreement") with Cardinal and Mercury providing for the issuance to Cardinal and Mercury of promissory notes convertible into shares of Series A Preferred Stock or Common Stock (the "Notes") and warrants to purchase shares of Common Stock (the "Warrants"); and

         WHEREAS, it is a condition to the consummation of the Note and Warrant Purchase Agreement that the Company and the Shareholders enter into this Agreement; and

         WHEREAS, the Shareholders agree that the success of the Company requires the active interest and support of the Shareholders and therefore desire to promote the best interests of the Company and their mutual interests by imposing certain conditions, limitations and agreements on the Shares owned by them as set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                       RESTRICTIONS ON TRANSFER OF SHARES

         Section 1.1. General Restriction on Transfers.

                  (a) Each of the Shareholders agrees that such Shareholder will not in any way sell, transfer, pledge, encumber, assign or otherwise dispose of any of such Shareholder's



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         Shares, or any right or interest therein, whether voluntarily or involuntarily or by operation of law (each of the foregoing transactions is hereinafter referred to as a "Disposition"), except in accordance with the terms of this Agreement, the Note Purchase Agreement or any instrument governing the terms of the Series A Preferred Stock or Common Stock.

                  (b) In addition to the restrictions on transfer set forth in
         Section 1.1(a), during the term of this Agreement, none of the Shares may be transferred unless either (i) such Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), and registered or qualified under any other applicable securities statute, or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such shares may be transferred in compliance with the Securities Act and any other securities statute without such registration or qualification.

         Section 1.2. Permitted Transfers. Notwithstanding that such transaction shall be defined as a Disposition under this Agreement, the transfer restrictions contained in Section 1.1(a) shall not apply to:

                  (a) a transfer to (i) any entity or entities owned or controlled by a Shareholder; (ii) any shareholder, member or partner of an Investor Shareholder (each, an "Equity Holder"); (iii) any individual having any relationship by blood, marriage or adoption to a Shareholder; (iv) a trust or trusts in which the Shareholder or any Equity Holder or anyone related to any such person by blood, marriage or adoption, has a vested or contingent interest; (v) a nominee or fiduciary holding for the sole benefit of the Investor Shareholder and the transfer by such nominee or fiduciary back to such Investor Shareholder;

                  (b) a bona fide pledge of the Shares to a financial institution in accordance with the terms of Section 1.5 hereof; or

                  (c) a sale of Shares by a Shareholder in a public transaction.

         Dispositions which are not subject to the transfer restrictions of this Agreement by reason of this Section 1.2 are referred to herein as "Permitted Transfers." Unless agreed to otherwise by the non-transferring Shareholders, any transferee receiving Shares pursuant to a Permitted Transfer (other than a transfer pursuant to Section 1.2(c)) shall be deemed a "Shareholder" for purposes of this Agreement. In the event of a Permitted Transfer (other than a transfer pursuant to Section 1.2(c)), any transferee other than the Company that is not a Shareholder prior to such Permitted Transfer (and his or her spouse, if any) must execute a counterpart of this Agreement. Notwithstanding the failure to execute a counterpart of this Agreement, any transferee shall take the Shares subject to this Agreement and by acceptance of any certificate representing such Shares shall be bound by this Agreement (other than a transfer pursuant to Section 1.2(c)). No Shareholder and no transferee receiving Shares pursuant to a Permitted Transfer (other than a transfer pursuant to Section 1.2(c)) may use the provisions of this Section 1.2 to circumvent or otherwise frustrate the purposes of the transfer restrictions contained in this Agreement.



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         Section 1.3. Rights of First Refusal for Proposed Private Transfers of
Shares.

                  (a) Except for any Permitted Transfers, if a Management Shareholder proposes to sell all or a part of such Management Shareholder's Shares or receives a bona fide offer for the purchase of all or a part of such Management Shareholder's Shares (or any rights or interests therein) in a private transaction which the Management Shareholder desires to accept, or such Management Shareholder otherwise proposes or agrees to transfer all or a part of such Management Shareholder's Shares (or any rights or interests therein) in a private transaction, such Shareholder (the "Offering Shareholder") shall first make a written offer (the "Offer") to sell such Shares to the other Shareholders (such other Shareholders being sometimes collectively referred to herein for purposes of this Section 1.3 as the "Offerees"). The Offer shall set forth:

                           (i) the name and address of any proposed transferee;

                           (ii) the number of Shares proposed to be transferred
                  (the "Offered Shares");

                           (iii) the cash consideration per Share to be received
                  by the Offering Shareholder in connection with such proposed private sale;

                           (iv) the address of the Offering Shareholder at which
                  each Offeree may give any notice required herein;

                           (v) an offer to sell and transfer the Offered Shares
                  to the Offerees pursuant to the provisions of this Agreement; and

                           (vi) all other terms and conditions of the proposed
                  transfer.

                  (b) The Offerees shall have the right at any time prior to the close of business on the fifteenth (15th) day following the date of receipt of such Offer (the "Offer Date") to deliver to the Offering Shareholder a written notice of election to purchase any part or all of the Offered Shares described in the Offer at a cash price and upon such other terms as are specified in such Offer, provided however, that the aggregate of all of the elections must constitute an election to purchase all of the Offered Shares. The Offerees (the "Investor Offerees") shall have the option and preferential right, but shall not be obligated, to purchase all of the Offered Shares. Such option shall be exercisable by notice of election from an Investor Offeree to the Offering Shareholder within the requisite time period. The Investor Offeree's notice shall set forth the number of Offered Shares which the Investor Offeree desires to purchase. Each Investor Offeree shall have the right to accept the Offer as to all or part of the Offered Shares. If an Investor Offeree shall elect to purchase all or a part of the Offered Shares, such Investor Offeree shall, within ten (10) days after the Offer Date, individually communicate in writing such election to purchase to the Offering Shareholder, which communication shall be delivered by hand or mailed to such Offering Shareholder at



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         the address set forth on the signature page hereto or at such other address furnished in accordance with Section 4.1 and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby, so long as the Investor Offerees in the aggregate shall have elected to purchase all of the Offered Shares. Upon the expiration of all applicable periods under this Section 1.3(b), the number of Shares to be purchased by each Investor Offeree shall be determined as follows: (1) there shall first be allocated to each Investor Offeree a number of Offered Shares equal to such Investor Offeree's Pro Rata Fraction (defined below), and (2) the balance, if any, not allocated under clause (1) above, shall be allocated to those Investor Offerees who accepted the Offer as to a number of Offered Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. For purposes of this Section 1.3, a Shareholder's "Pro Rata Fraction" shall equal that number of Offered Shares as shall be equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by
         (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by such Investor Offeree (assuming the conversion and exercise by such Investor Offeree of all securities convertible into or exercisable for Common Stock) and the denominator of which is the total number of shares of Common Stock owned by all the Investor Offerees (assuming the conversion and exercise by such Investor Offerees of all securities convertible into or exercisable for Common Stock). Upon such determination, the Secretary of the Company shall give prompt notice to the Investor Offerees of the number of Shares which may be purchased at any time by any of the Investor Offerees during each of the periods specified above. For the purpose of the foregoing, fractional interests shall either be rounded to the nearest full share or be totaled and allocated, on a whole-share basis, among the Investor Offerees that have exercised their purchase rights.

                  (c) If the Investor Offerees do not elect to purchase all of the Offered Shares pursuant to Section 1.3(b), the Offering Shareholder will have the right to make a Disposition, subject to Section 5.9, of all of the Offered Shares to the proposed transferee pursuant to the terms of the Offer, subject however, to the following: (i) the consummation of any such Disposition shall be subject to the "tag along rights" set forth in Section 1.4, (ii) such transferee must execute and become a party to this Agreement and must hold the Offered Shares subject to all the terms and conditions of this Agreement; notwithstanding the failure to execute a counterpart of this Agreement, any such transferee shall take such Offered Shares subject to this Agreement and by acceptance of any certificate representing such Offered Shares shall be bound by this Agreement, and (iii) if all of the Offered Shares are not transferred in accordance with the terms of the Offer within a period of one hundred twenty (120) days after the expiration of the option period provided in Section 1.3(b), the Offering Shareholder shall not thereafter dispose of such Shares without first providing the Investor Shareholders a new Offer and complying with the foregoing procedures specified in Sections 1.3(a) and (b).

                  (d) If an Investor Offeree elects to accept an Offer, then the Offering Shareholder shall deliver the certificate or certificates, if any, representing the Shares described in the



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         Offer, free and clear of all liens, adverse claims and encumbrances
         (except for those created by this Agreement and except for any securities law restrictions that may be applicable either before or by reason of the transfer), to the purchasing Investor Offerees in return for the payment of the purchase price, by cashier's check or wire transfer, for such securities, all in accordance with the terms of the Offer or as otherwise established by the mutual agreement of the parties.

                  (e) In a proposed Disposition under this Section 1.3, the consideration proposed to be paid must be cash due and payable at the closing of such Disposition.

                  (f) Except as otherwise permitted by this Agreement, the Management Shareholders agree that they will not, directly or indirectly, for a period of two (2) years from the date of this Agreement, without the prior written consent of the Investor Shareholders, sell, offer to sell or otherwise transfer any Shares; provided, however, that with respect to public sales by each Management Shareholder, the foregoing restriction shall not apply as to twenty percent (20%) of such Management Shareholder's Shares (assuming the conversion and exercise by such Management Shareholder of all securities convertible or exercisable for Common Stock) as of January 15, 2000 and shall lapse as to an additional twenty percent (20%) of such Management Shareholder's Shares on each six (6) month anniversary of the date of this Agreement such that no such restriction shall apply to the Management Shareholders' Shares effective as of the two year anniversary of the date of this Agreement; and provided further, however, that none of the foregoing restrictions shall apply to Shares owned by, or warrants purchased in conjunction with the purchase of Shares owned by, the Management Shareholders as of the date hereof; and provided further, however, that this provision will terminate and be of no further force and effect as to any Management Shareholder immediately upon such Management Shareholder's termination of employment with the Company for any reason other than for "cause," as determined pursuant to such Management Shareholder's employment agreement with the Company.

         Section 1.4. Tag-Along Rights.

                  (a) For a period of three (3) years from the date of this Agreement, if an Offering Shareholder proposes to accept one or more bona fide offers (collectively, the "Purchase Offer") from any persons (collectively the "Purchaser") to purchase Shares from such Offering Shareholder in a privately-negotiated transaction which is subject to the provisions of Section 1.3 hereof, and any other Investor Shareholder shall fail to exercise his or its right of first refusal pursuant to Section 1.3 with respect to all or part of the Offered Shares (a "Non-Electing Shareholder"), then each Non-Electing Shareholder shall have the right, exercisable upon written notice to the Offering Shareholder within twenty (20) days after the Offer Date, to participate in such Offering Shareholder's sale of Shares on the same terms and conditions. To the extent any Non-Electing Shareholder exercises such right of participation, the number of Shares (on a Common Stock-equivalent basis) (for purposes of this Section 1.4, the "Offered Shares") which the Offering Shareholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of the Non-Electing Shareholders shall be subject to the terms and conditions set forth in this Section 1.4.



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                  (b) Each Non-Electing Shareholder may sell all or any part of that number of Shares (on a Common Stock-equivalent basis) equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock then owned by such Non-Electing Shareholder (assuming the conversion and exercise by such Non-Electing Shareholder of all securities convertible into or exercisable for Common Stock) and the denominator of which is the total number of shares of Common Stock then owned by the Offering Shareholder and all Non-Electing Shareholders (assuming the conversion and exercise by such Shareholders of all securities convertible into or exercisable for Common Stock, and including any shares that have been transferred in accordance with the Permitted Transfer provisions hereof); provided, however, that any purchase by the Purchaser of less than all of the Offered Shares shall be made from the Offering Shareholder and each participating Non-Electing Shareholder pro rata based upon the number of Shares proposed to be sold by each. For purposes of this Section 1.4. the number of shares that each Non-Electing Shareholder is entitled to sell under this Section 1.4 is referred to as his "Pro Rata Fraction."

                  (c) Each Non-Electing Shareholder may participate in the sale by delivering to the Offering Shareholder for transfer to the Purchaser one or more certificates (after conversion into Common Stock of any convertible securities by such Non-Electing Shareholder required to deliver such certificates) properly endorsed for transfer, which represent the number of Shares (on a Common Stock-equivalent basis) equal to or exceeding the Non-Electing Shareholder's Pro Rata Fraction. The stock certificate or certificates which a Non-Electing Shareholder delivers to the Offering Shareholder shall be transferred by the Offering Shareholder to the Purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Offer, and the Offering Shareholder shall promptly thereafter remit to the Non-Electing Shareholder that portion of the sale proceeds to which such Non-Electing Shareholder is entitled by reason of its participation in such sale.

                  (d) If the Offering Shareholder should sell any Shares in contravention of the participation rights of the Non-Electing Shareholders under this Section 1.4 (a "Prohibited Transfer"), the Non-Electing Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 1.4(e) below, and the Offering Shareholder shall be bound by the applicable provisions of such put option.

                  (e) In the event of a Prohibited Transfer, each Non-Electing Shareholder shall have the right to sell to the Offering Shareholder a number of Shares (on a Common Stock-equivalent basis) equal to the number of Shares such Non-Electing Shareholder would have been entitled to transfer to the Purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:



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                           (i) The price per share at which the Shares are to be
                  sold to the Offering Shareholder shall be equal to the price per Share paid by the Purchaser to the Offering Shareholder in the Prohibited Transfer. The Offering Shareholder shall also reimburse the Non-Electing Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of its rights under this Section 1.4(e).

                           (ii) Within ninety (90) days after the later of the
                  dates on which the Non-Electing Shareholder (a) received notice from the Offering Shareholder of the Prohibited Transfer; or (b) otherwise becomes aware of the Prohibited Transfer, each Non-Electing Shareholder shall, if exercising the put option created hereby, deliver to the Offering Shareholder the certificate or certificates representing Shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii) The Offering Shareholder shall, upon receipt of
                  the certificate or certificates for the Shares to be sold by the Non-Electing Shareholders, pursuant to Section 1.4(e)(ii), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 1.4(e)(i), by a cashier's check or bank draft made payable to the order of such Non-Electing Shareholder.

                           (iv) Notwithstanding the foregoing, any attempt to
                  transfer shares of the Company in violation of this Section
                  1.4 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Non-Electing Shareholders.

                  (f) The exercise or non-exercise of the rights of a Shareholder under Section 1.4 to participate in one or more sales of Shares made by the Offering Shareholder shall not adversely affect the rights of such Shareholder to participate in subsequent sales of Shares or transfers by such Offering Shareholder pursuant to Section 1.3.

         Section 1.5. Pledges. Except for the Investor Shareholders, no Shareholder shall encumber or pledge any Shares unless (i) such Shares shall be encumbered to a financial institution solely as security for borrowed money and
(ii) such financial institution shall enter into a written agreement with the Company for the benefit of the Company and the other Shareholders, in all respects satisfactory to the Company, which provides that such institution acknowledges that it holds such Shares subject to the terms and provisions of this Agreement, including the right of first refusal provisions of Section 1.3. The failure or refusal of such financial institution to enter into such a written agreement shall not limit the applicability of this Agreement to such Shares. The attempt by any such financial institution to foreclose a lien on or security interest in the Shares shall constitute an attempted Disposition subject to the provisions of Section 1.3.

         Section 1.6. Shares Received in Certain Corporate Transactions. The terms of this Agreement relating to the transfer of Shares shall not apply to the exchange of Shares pursuant to a plan of merger, consolidation, recapitalization, or reorganization of the Company, but any stock



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or securities received in exchange therefor shall also become subject to this
Agreement; provided, however, that this Agreement shall terminate upon the consummation of any such merger, consolidation, recapitalization or reorganization if any stock or securities received in such merger, consolidation, recapitalization or reorganization are registered under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1. Board Composition and Election. The Company and the Shareholders hereby acknowledge and agree that the composition of the Board shall be subject to the following terms and conditions:

                  (a) The Board shall initially consist of five (5) members. The size of the Board may be increased or decreased by a resolution adopted by all of the members of the Board. The Investor Shareholders shall have the right to designate two (2) members of the Board as set forth in this Section 2.1; provided, however, that in the event that the size of the Board is increase to seven members, the Investor Shareholders shall have the right to designate three (3) members. The Shareholders agree to vote all of their Shares, and otherwise to use their respective best efforts as shareholders or directors of the Company, to cause and maintain the election to the Board of two (2) persons designated by the Investor Shareholders on a five person Board or three
         (3) members on a seven person Board one of which shall be the Chairman of the Board. One (1) of the members designated by the Investor Shareholders shall serve as the Chairman of the Board of Directors. The Investor Shareholders shall have such rights to vote on all other members of the Board of Directors as shall be provided under applicable law. If the members of the Board unanimously consent to increase or decrease the size of the Board to a size that does not permit the maintenance on the Board of representatives of the Investor Shareholders in the proportions set forth in the preceding sentence, the resolution adopted by all of the members of the Board changing the size of the Board shall specify the respective rights of the Shareholders to designate members to serve on such increased or decreased Board of Directors. In the event that the aggregate amount of all Advances (as defined in the Notes) by the Investor Shareholders pursuant to the Note Purchase Agreement is less than $3,000,000, the Investor Shareholders shall only be entitled to designate one (1) person whom the Shareholders agree to vote for as a director and support for the position of Chairman of the Board; provided, however, that as contemplated by Section 5.7 of the Note Purchase Agreement, the Investor Shareholders may, under certain circumstances, have the right to designate persons who, if elected, would constitute a majority of the members of the Board of Directors.

                  (b) In the absence of any designation from any Investor Shareholders, the director previously designated by such Investor Shareholders and then serving shall be re-elected if still eligible to serve as provided herein. The Board cannot vote to remove any member of the Board designated in accordance with the aforesaid procedure unless the Investor Shareholders so vote.



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                  (c) Any vacancy on the Board created by the resignation,
         removal, incapacity or death of any person designated under this
         Section 2.1 by the Investor Shareholders shall be filled by another person designated by the Investor Shareholders. The Shareholders shall vote their respective Shares in accordance with such new designation, and any such vacancy shall not be filled in the absence of a new designation by the Investor Shareholders.

                  (d) The Shareholders agree that the Investor Shareholders shall have the right to request, in advance of Board meetings, the permission of the Board to have non-Board members present during portions of Board meetings. Upon approval of such requests, which shall not be unreasonably withheld, such non-Board members shall be eligible to attend the portions of Board meetings deemed appropriate by the Board.

         Section 2.2. Board Approval of Certain Matters. Neither the Company nor any subsidiary of the Company shall, without the affirmative consent or approval of at least seventy percent (70%) of the members of the Board:

                  (a) authorize or issue additional series or class or shares of any capital stock resulting in dilution, on a fully-diluted common stock equivalent basis of greater than 10% when compared to the fully-diluted common stock equivalent position of the Company on the date hereof, other than the issuance of (i) 72,927,458 shares of Common Stock currently issued and outstanding, (ii) 30,000,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock or conversion of the Notes, (iii) 6,000,000 shares of Common Stock reserved for issuance upon exercise of warrants issued pursuant to the Note Purchase Agreement, (iv) 252,716 shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Company's Employee Stock Option Plan, (v) approximately 8,316,206 shares of Common Stock reserved for issuance to employees, directors and consultants of the Company and others pursuant to outstanding options to purchase Common Stock, (vi) approximately 13,968,585 shares of Common Stock reserved for issuance pursuant to outstanding warrants to purchase Common Stock, and (vii) up to the number of shares of Common Stock, issuable in a private placement, equal to the quotient of (i) the difference between (A) $3,750,000 and
         (B) the aggregate amount of all Advances (as defined in the Notes) by the Investor Shareholders pursuant to the Note Purchase Agreement divided by (ii) $0.125;

                  (b) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company;

                  (c) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities where such transaction involves greater than 20% of the Company's market capitalization;



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                  (d) voluntarily dissolve, liquidate, or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution (except as may be permitted by any bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights);

                  (e) incur or permit to exist aggregate indebtedness for borrowed money in excess of (i) the Notes, (ii) indebtedness of $250,000 incurred after the date hereof, and (iii) indebtedness for borrowed money existing as of the date hereof;

                  (f) incur or agree to incur any single capital expenditure or group of related capital expenditures in excess of $150,000;

                  (g) declare or pay any dividend on or make any distribution with respect to any capital stock of the Company;

                  (h) make any payment on account of the purchase of any capital stock of the Company, other than any such payment made in compliance with the terms of this Agreement;

                  (i) amend any employment contract, or make material changes to the compensation or employee benefits of Curtis Overstreet, Mark Myers, Rick Johnson, Joe Meredith or Sheldon Travis;

                  (j) take any action to cause any amendment, alteration or repeal of the Company's Articles of Incorporation or Bylaws;

                  (k) pay any severance in excess of amounts contractually obligated to pay to Curtis Overstreet, Mark Myers, Rick Johnson, Joe Meredith or Sheldon Travis; or

                  (l) enter into any contract, agreement or other arrangement with any "affiliate" of the Company (as such term is defined under the Securities Act), other than contracts, agreements or arrangements that arise solely from the ownership by such affiliate of securities of the Company; provided, however, that if such affiliate is represented on the Board, such Board representative or representatives shall recuse themselves from the vote on any such contract, agreement or arrangement.

In the event the Investor Shareholders have not invested at least $3,000,000 in the Company pursuant to the Purchase Agreement by May 1, 2000, through no fault of the Company, the provisions of this Section 2.2 shall become null and void.

         Section 2.3. Board Meetings; Fees; Expenses. Unless the members of the Board unanimously agree otherwise, the Company shall hold its meetings of the Board no less than quarterly. The Company shall reimburse reasonable out-of-pocket expenses of non-employee directors incurred in connection with attending Board and committee meetings and work on any



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special projects. The Company shall pay the Chairman of the Board a fee of
$5,000 per month of service payable monthly in advance. Other non-management directors shall be paid $10,000 per year payable annually in advance.

                                  ARTICLE III

                                  STOCK LEGEND

         The Company and each Shareholder agree that all certificates representing all Shares of the Company that at any time are subject to the provisions of this Agreement will have endorsed upon them in boldface type legends in substantially the following form:

         RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO A SHAREHOLDERS AGREEMENT DATED JANUARY 25, 2000, BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY'S STOCK. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1. Notices. Any notice required to be given hereunder will be deemed to be duly given on the date of delivery or attempted delivery during normal business hours to the party or parties that are to receive such notice at the addresses indicated on the signature page of this Agreement. The address of any Shareholder or the Company may be changed only by giving written notice of such change of address to the Company or to each of the Shareholders, in the case of the Company.

         Section 4.2. Void Transfers. Any attempted or purported Disposition of any Shares otherwise than in accordance with the terms and conditions of this Agreement shall be invalid, void ab initio and of no effect; however, the persons or entities who would otherwise have been Offerees hereunder regarding such Shares shall, instead of treating such Disposition as a nullity, have the right (but not the obligation), exercisable at any time prior to the expiration of six (6) months after first receiving written or other notice of such attempted or purported Disposition, to purchase such Shares at such price and in all other respects as if an Offer had been made in accordance with Section 1.3 of this Agreement. Such right shall constitute an "adverse claim" within the meaning of such term as used within the Uniform Commercial Code as enacted in the State of Florida. It is hereby agreed by all the Shareholders that the Company, on its own behalf and on behalf of the Shareholders, upon



SHAREHOLDERS AGREEMENT - Page 11
the written request of any Shareholder who asserts that any attempted or purported Disposition or transfer is not in accordance with the terms of this Agreement, shall hold and refuse to transfer any of the Shares, or any certificate therefor, tendered to it for transfer, in addition to, and without prejudice to, any and all other rights or remedies which may be available to any Shareholder.

         Section 4.3. Entire Agreement; Counterparts. This Agreement contains the entire understanding between the parties concerning the subject matter contained in this Agreement, provided Shares are also subject to other restrictions contained in other agreements with the Company. Except for such restrictive agreements, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. In the event of a conflict between the terms of this Agreement and a share restriction agreement between the Company and the Shareholder, the terms of such share restriction agreement shall control. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

         Section 4.4. Term. This Agreement will terminate, if not earlier terminated pursuant to Section 1.6, upon the following: (1) the agreement of all parties hereto to terminate this Agreement; or (2) disposal by Investor Shareholders of Common Stock equivalents composing more than 60% of their aggregate ownership as of May 1, 2000.

         Section 4.5. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

         Section 4.6. Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provision shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

         Section 4.7. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Articles and Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         Section 4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, excluding its choice of law rules.

         Section 4.9. Successors. Subject to the restrictions against any Disposition or transfer as contained in this Agreement, the provisions of this Agreement will benefit and will be binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. If any of the Shareholders disposes of all of its Shares in compliance with the terms of this Agreement, it will no longer be a party to this Agreement unless and until it acquires more



SHAREHOLDERS AGREEMENT - Page 12

Shares. Each of the Shareholders agrees that it will not create or permit to exist any lien, claim or encumbrance at any time on any of its Shares subject to this Agreement, other than (i) the encumbrances created by this Agreement, (ii) securities law restrictions that may from time to time be applicable and (iii) liens established after compliance by the Shareholder with Section 1.5 of this Agreement.

         Section 4.10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

         Section 4.11. Amendment. This Agreement may only be amended or modified by the written consent of all of the Shareholders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement this 25th day of January, 2000.

                                       COMPANY:
ADDRESS:

12801 Stemmons Freeway, Suite 710      MIGRATEC, INC.
Dallas, Texas  75234

                                       By:
                                          --------------------------------------
                                          Curtis Overstreet
                                          President


                                       SHAREHOLDERS:



                                       -----------------------------------------
                                       Curtis Overstreet



                                       -----------------------------------------
                                       Joe Meredith



                                       -----------------------------------------
                                       Mark C. Myers



                                       -----------------------------------------
                                       Rick Johnson



                                       ADDRESS:

                                       12801 Stemmons Freeway, Suite 710
                                       Dallas, Texas  75234



SHAREHOLDER AGREEMENT - Signature Page

17950 Preston Road, Suite 800          MERCURY FUND NO. 1, LTD.
Dallas, Texas  75252
                                       By: Mercury Ventures, Ltd.
                                       Its: General Partner

                                       By: Mercury Management, L.L.C.
                                       Its: General Partner


                                            By:
                                               ----------------------
                                            Name: Kevin Howe
                                            Its: Manager



500 Crescent Court, Suite 250          MT PARTNERS, L.P.
Dallas, Texas  75201

                                       By: Cardinal Holding Corporation
                                       Its: General Partner



                                            By:
                                               ----------------------
                                            Name: Marshall Payne
                                            Its: President



SHAREHOLDER AGREEMENT - Signature Page